Maryland
DEPARTMENT OF
ASSESSMENTS AND TAXATION

Larry Hogan, Governor · Boyd K. Rutherford, Lt. Governor · Michael L. Higgs, Jr., Director

Date: 12/16/2022

VENABLE LLP
SUITE 900
750 E PRATT ST
BALTIMORE MD 21202-3142

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: IMPAC MORTGAGE HOLDINGS, INC.
DEPARTMENT ID	: D04216743
TYPE OF REQUEST	: ARTICLES SUPPLEMENTARY
DATE FILED	: 12-16-2022
TIME FILED	: 11:20 AM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $445.00
COPY FEE	: $23.00
FILING NUMBER	: 1000362013873817
CUSTOMER ID	: 0003927993
WORK ORDER NUMBER	: 0005144568

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	12-16-2022
PRINCIPAL OFFICE:	11 EAST CHASE STREET BALTIMORE MD 21202
RESIDENT AGENT:	THE CORPORATION TRUST INCORPORATED 2405 YORK ROAD SUITE 201 LUTHERVILLE TIMONIUM MD 21093-2264

IMPAC MORTGAGE HOLDINGS, INC.

ARTICLES SUPPLEMENTARY

Impac Mortgage Holdings, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the charter of the Corporation (the "Charter"), the Corporation was previously authorized to issue 2,000,000 shares of the Company's 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), and 5,500,000 shares of the Company's 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), none of which are currently outstanding. Under a power contained in Section 6.3 of the Charter, the Board of Directors of the Corporation (the "Board"), by duly adopted resolutions, reclassified and designated all of the authorized shares of Series B Preferred Stock and all of the authorized shares of Series C Preferred Stock, none of which are currently outstanding, as additional shares of the Corporation's preferred stock, $0.01 par value per share, without further designation as to class or series (the "Preferred Stock"), having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Preferred Stock as set forth in the Charter.

SECOND: The foregoing shares of Preferred Stock have been reclassified and designated by the Board under the authority contained in the Charter. After giving effect to such reclassification and designation of Preferred Stock as set forth herein, the Corporation has authority to issue 165,000,000 shares of common stock, $0.01 par value per share, and 45,000,000 shares of Preferred Stock (of which 2,500,000 shares are designated as Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, and 35,000,000 shares are designated as 8.25% Series D Cumulative Redeemable Preferred Stock, par value par value $0.01 per share). There has been no increase in the authorized shares of stock of the Corporation effected by these Articles Supplementary.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by the undersigned Senior Vice President and attested by its Secretary this 14th day of December, 2022.

ATTEST:

Name: Justin Moisio
Title: Secretary

IMPAC MORTGAGE HOLDINGS, INC.

By:
Name: Joe Joffrion
Title: Senior Vice President

DEC 16 2022

CORPORATE CHARTER APPROVAL SHEET

**** EXPEDITED SERVICE **** **** KEEP WITH DOCUMENT ****

DOCUMENT CODE 16 BUSINESS CODE 03

D04216743

Close ____ Stock ____ Nonstock ____

P.A. ____ Religious ____

Merging (Transferor) ____

Surviving (Transferee) ____

1000362013873817

ID # D04216743 ACK # 1000362013873817
PAGES: 0003
IMPAC MORTGAGE HOLDINGS, INC.

12/16/2022 AT 11:20 A WO # 0005144568

New Name ____

FEES REMITTED

Item	Fee
Base Fee:	100
Org. & Cap. Fee:	
Expedite Fee:	445
Penalty:	
State Recordation Tax:	
State Transfer Tax:	
1 Certified Copies	
Copy Fee:	23
Certificates	
Certificate of Status Fee:	
Personal Property Filings:	
Mail Processing Fee:	
Other	
TOTAL FEES:	568

____ Change of Name
____ Change of Principle Office
____ Change of Resident Agent
____ Change of Resident Agent Address
____ Resignation of Resident Agent
____ Designation of Resident Agent and Resident Agent's Address
____ Change of Business Code

____ Adoption of Assumed Name

____ Other Change(s)

Credit Card ____ Check ✓ Cash ____

____ Documents on ____ Checks

Approved By: 15

Keyed By: ____

COMMENT(S):

Code 063

Attention: ____

Mail: Names and Address

VENABLE LLP
SUITE 900
750 E PRATT ST
BALTIMORE MD 21202-3142

CUST ID:0003927993
WORK ORDER:0005144568
DATE:12-16-2022 11:20 AM
AMT. PAID:$568.00